PROMISSORY NOTE

$590,000.00 **Date: May 31st, 2022**

For value received on or about May 31st, 2022, the undersigned **HNO International Inc,** a Nevada corporation, located at 41558 Eastman Drive, Murrieta, California 92562 (the "Borrower"), promises to pay to the order of HNO Green Fuels, Inc. of 41558 Eastman Drive, Murrieta, California 92562 (the "Lender"), the sum of $590,000.00 with interest. The $590,000.00 was transferred to HNOI bank account in four separate deposits totaling $590,000.00. Interest will begin on the total loan of $590,000.00 on the date of receipt of the last deposit dated May 31st, 2022 on the unpaid principal at the rate of Two 2% per annum.

I. DEPOSITS MADE TOTALLING $590,000

A.	May 11, 2022:	$25,000.
B.	May 12, 2022:	$25,000.
C.	May 24, 2022:	$450,000.
D.	May 31, 2022:	$90,000.
	Total:	**$590,000.**

II. TERMS OF REPAYMENT

A. Payments

The unpaid principal and accrued interest shall be payable in quarterly installments of interest only beginning on May 31st, 2022, and continuing until May 31st, 2030 (the "Due Date"), at which time the remaining unpaid principal and interest shall be due in full.

B. Application of Payments

All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

C. Acceleration of Debt

If any payment obligation under this Note is not paid when due, the remaining unpaid principal balance, and any accrued interest shall become due immediately at the option of the Lender.

II. PREPAYMENT

The Borrower reserves the right to prepay this Note (in whole or in part) prior to the Due Date with no prepayment penalty. Any such prepayment shall be applied against the installments of

principal due under this Note in the inverse order of their maturity and shall be accompanied by payment of accrued interest on the amount prepaid to the date of prepayment.

III. COLLECTION COSTS

If any payment obligation under this Note is not paid when due, the Borrower promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

IV. DEFAULT

If any of the following events of default occur, this Note and any other obligations of the Borrower to the Lender shall become due immediately, without demand or notice:

1) the failure of the Borrower to pay the principal and any accrued interest when due;

2) the liquidation, dissolution, incompetency, or death of the Borrower;

3) the filing of bankruptcy proceedings involving the Borrower as a debtor;

4) the application for the appointment of a receiver for the Borrower;

5) the making of a general assignment for the benefit of the Borrower's creditors;

6) the insolvency of the Borrower;

7) misrepresentation by the Borrower to the Lender for the purpose of obtaining or extending credit; or

8) the sale of a material portion of the business or assets of the Borrower.

V. SEVERABILITY OF PROVISIONS

If anyone or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

VI. MISCELLANEOUS

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. The Borrower waives presentment for payment, protest, and notice of protest and demand of this Note.

No delay in enforcing any right of the Lender under this Note, or assignment by Lender of this Note, or failure to accelerate the debt evidenced hereby by reason of default in the payment of

a monthly installment or the acceptance of a past-due installment shall be construed as a waiver of the right of Lender to thereafter insist upon strict compliance with the terms of this Note without notice being given to Borrower. All rights of the Lender under this Note are cumulative and may be exercised concurrently or consecutively at the Lender's option.

This Note may not be amended without the written approval of the holder.

VII. GOVERNING LAW

This Note shall be construed in accordance with the laws of the State of California.

VIII. SIGNATURE

This Note shall be signed by Wilhelm Cashen on behalf of HNO International, Inc.

IN WITNESS WHEREOF, this Agreement has been executed and delivered in the manner prescribed by law as of the date first written above.

Signed this 31st day of May, 2022.

Borrower:

HNO International, Inc.

By: ______________________________
Wilhelm Cashen
President